                                                                    Exhibit 99.1


                             FOR IMMEDIATE RELEASE


For more information, contact:

Ray Bingham
Chief Financial Officer
Cadence Design Systems, Inc.
(408) 944-7503
bingham@cadence.com


                 CADENCE ANNOUNCES FIRST QUARTER 1999 RESULTS
           Operational Initiatives Strengthen Company's Performance

     SAN JOSE, Calif. -- April 20, 1999 -- Cadence Design Systems, Inc. (NYSE:
CDN) today announced that first quarter revenue increased 13% over the prior year quarter to reach $305 million. Earnings per share (before unusual items and goodwill amortization) of $0.31 was 23% higher than in the first quarter of 1998. Including the effects of unusual items and goodwill amortization, diluted earnings per share was $0.22.

     Cadence improved margins substantially in the first quarter in the Company's design services business, leading to record margins in services overall. Gross margins for services came in at 34%, ten percentage points higher than the 24% posted in the first quarter of 1998. Cadence leveraged this services margin improvement to achieve a first-quarter record 34% in operating margin. Software product revenue for the first quarter of 1999 totaled $166 million, up 8% from the prior year quarter, while services revenue increased to $71 million, up 35% over the same period. The Company was pleased with the progress in improving services margins; however, services revenues remained below their targets.

     During the first quarter, Cadence recorded unusual charges of $14 million, primarily due to the write-off of in-process research and development expenses associated with the acquisition of Design Acceleration, Inc. (DAI), and the completion of the restructuring program initiated in the fourth quarter of 1998. Quarterly results included $12 million in goodwill amortization, including amortization of assets acquired from DAI and other acquisitions concluded in prior years.

     The Company commented that revenue and earnings growth are anticipated to be slower for the remainder of 1999, and that the growth rate for services revenues will be constrained by the company's emphasis on accepting higher margin engagements.


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

Cadence Announces First Quarter 1999 Results                              Page 2

     "I am pleased with the progress we've made in addressing our margin issues, but there is more to be done with respect to our top line growth," said Jack Harding, CEO and president at Cadence. "We are aggressively marketing a product portfolio that underscores our total design capability for managing the transition to 0.18 micron and systems on a chip. We will continue to focus on our services margin goals, building backlog visibility, and exploiting future growth opportunities that leverage our enormous depth and breadth of software and electronics expertise."

     According to Harding, the Company's new electronics infusion business is expected to significantly expand the market opportunity for Cadence's electronics consulting services. Cadence broke ground in this area during the first quarter by launching the Electronics Infusion group, and by establishing a strategic alliance with the Ingersoll-Rand Company, an industrial product supplier. The Electronics Infusion group provides strategic consulting to industrial and consumer companies who can benefit from incorporating more electronics capabilities into their products and services.

     In order to provide a consistent view of the operating results of the Company, Cadence is now using a new EPS metric: Earnings Before Goodwill (EBG). This figure has been adopted by many financial research services as the metric reported for comparative purposes, and represents earnings per share, excluding unusual items and goodwill amortization associated with purchase acquisitions. For comparative purposes, except where noted, all references to earnings per share (EPS) throughout this release are on a diluted basis, excluding the effects of unusual items and goodwill amortization.

     Except for the historical information contained herein, the matters discussed in this news release are forward looking statements that involve risks and uncertainties. Risks about the Company's business are detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the year ended January 2, 1999.


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

Cadence Announces First Quarter 1999 Results                              Page 3

About Cadence

     Cadence is the largest supplier of software products, methodology services, and design services used to accelerate and manage the design of semiconductors, computer systems, networking and telecommunications equipment, consumer electronics, and a variety of other electronics-based products. With more than 4,000 employees and 1998 annual sales of $1.2 billion, Cadence has sales offices, design centers, and research facilities around the world. The Company is headquartered in San Jose, Calif. and traded on the New York Stock Exchange under the symbol CDN. More information about the company, its products and services may be obtained from the World Wide Web at http://www.cadence.com.
                                                    ----------------------

Cadence and the Cadence logo are registered trademarks of Cadence Design Systems, Inc. All others are properties of their holders.



                        CADENCE DESIGN SYSTEMS, INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                      APRIL 3, 1999 AND JANUARY 2, 1999
                                 (IN 000'S)


                                        April 3,        January 2,
                                          1999             1999
                                      ------------      ----------
                                      (Unaudited)

Cash and Short-term Investments        $  216,908       $  209,752
Receivables, Net                          252,113          277,599
Prepaid Expenses and Other                 98,902           92,359
                                       ----------       ----------
    Total Current Assets                  567,923          579,710

Property, Plant and Equipment, Net        278,453          262,675
Software Development Costs, Net            12,039           13,045
Acquired Intangibles, Net                 289,796          282,489
Installment Contract Receivables          105,297          100,529
Other Assets                              164,842          167,510
                                       ----------       ----------
    Total Assets                       $1,418,350       $1,405,958
                                       ==========       ==========

Notes Payable and Current
 Portion of Capital Leases             $    1,230       $    1,273
Accounts Payable and Accrued
 Liabilities                              158,794          211,220
Income Taxes Payable                        7,359           19,133
Deferred Revenue                          102,677           96,286
                                       ----------       ----------
    Total Current Liabilities             270,060          327,912

Long-term Debt and Capital Leases          86,083          136,380
Deferred Income Taxes                      69,097           58,927
Minority Interest Liability                   240              377
Other Long-term Liabilities                24,306           24,883

Stockholders' Equity                      968,564          857,479
                                       ----------       ----------
    Total Liabilities &
     Stockholders' Equity              $1,418,350       $1,405,958
                                       ==========       ==========

                        CADENCE DESIGN SYSTEMS, INC.
               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
           FOR THE QUARTERS ENDED APRIL 3, 1999 AND APRIL 4, 1998
                    (IN 000'S, EXCEPT PER SHARE AMOUNTS)


                                        Quarters Ended
                                 ---------------     -----------
                                    April 3,          April 4,
                                      1999              1998
                                 ---------------     -----------
                                   (Unaudited)       (Unaudited)
Revenue:
 Product                               $166,095        $154,049
 Services                                70,560          52,302
 Maintenance                             68,579          63,872
                                       --------        --------
    Total Revenue                      $305,234        $270,223
                                       ========        ========

Costs and Expenses:
 Cost of Product                         12,971          11,844
 Cost of Services                        46,492          39,601
 Cost of Maintenance                     10,700          10,343
 Amortization of Acquired
  Intangibles                            12,457             546
 Marketing and Sales                     70,168          69,245
 Research and Development                45,201          41,707
 General and Administrative              16,484          16,521
 Unusual Items                           14,192          60,857
                                       --------        --------
    Total Costs and Expenses           $228,665        $250,664
                                       ========        ========

Income From Operations                   76,569          19,559

Other Income (Expense), Net                (605)          2,619
                                       --------        --------
Income Before Provision
 for Income Taxes                        75,964          22,178

Provision for Income Taxes               24,186          22,537
                                       --------        --------
Net Income (Loss)                      $ 51,778        $   (359)
                                       ========        ========

Basic Net Income (Loss)
 Per Share                                $0.24        $     --
                                       ========        ========

Diluted Net Income (Loss)
 Per Share                                $0.22        $     --
                                       ========        ========

Weighted Average Common
 Shares Outstanding                     217,092         210,014

Weighted Average Common
 and Potential Common
 Shares Outstanding --
 Assuming Dilution                      233,791         210,014

Supplemental Diluted Earnings
 Per Share Before Unusual
 Items and Amortization
 of Acquired Intangibles                  $0.31           $0.25
                                       ========        ========

                        CADENCE DESIGN SYSTEMS, INC.
        SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
      EXCLUDING UNUSUAL ITEMS AND AMORTIZATION OF ACQUIRED INTANGIBLES
           FOR THE QUARTERS ENDED APRIL 3, 1999 AND APRIL 4, 1998
                    (IN 000'S, EXCEPT PER SHARE AMOUNTS)
                                 (UNAUDITED)


                                       SUPPLEMENTAL
                                       ------------

                                   Quarters Ended
                                 April 3,     April 4,
                                     1999         1998     % Change
                                 --------     --------     --------

Revenue:
 Product                         $166,095     $154,049           8%
 Services                          70,560       52,302          35%
 Maintenance                       68,579       63,872           7%
                                 --------     --------         ----
    Total Revenue                 305,234      270,223          13%
                                 --------     --------         ----

Costs and Expenses:
 Cost of Product                   12,971       11,844          10%
 Cost of Services                  46,492       39,601          17%
 Cost of Maintenance               10,700       10,343           3%
 Marketing and Sales               70,168       69,245           1%
 Research and
  Development                      45,201       41,707           8%
 General and
  Administrative                   16,484       16,521           0%
                                 --------     --------         ----
    Total Costs
     and Expenses                 202,016      189,261           7%
                                 --------     --------         ----
Income From Operations            103,218       80,962          27%

Other Income
 (Expense), Net                      (605)       2,619        -123%
                                 --------     --------         ----
Income Before
 Provision For
 Income Taxes                     102,613       83,581          23%

Provision for
 Income Taxes                      29,245       23,820          23%
                                 --------     --------         ----
Net Income                       $ 73,368     $ 59,761          23%
                                 --------     --------         ----

Diluted Net Income
 Per Share                          $0.31        $0.25          24%
                                 ========     ========         ====

Weighted Average Common
 And Potential Common
 Shares Outstanding --
 Assuming Dilution                233,791      234,997          -1%
                                 ========     ========         ====